EXHIBIT 2

                 IDENTITY AND BACKGROUND OF DIRECTORS, EXECUTIVE
                    OFFICERS AND CONTROLLING SHAREHOLDERS OF
                                REPORTING PERSON


1.       LACY DISTRIBUTION, INC.1
         54 Monument Circle
         Indianapolis, Indiana  46204

         Directors and Executive Officers:

         Andre B. Lacy, Chairman of the Board of Directors,
               President and Chief Executive Officer
         Margot L. Eccles, Director, Vice President and Assistant Secretary David N. Shane, Director and Vice President
         Michael P. Hutson, Vice President and Treasurer

         Certain biographical information of the foregoing individuals is set forth on the following pages in accordance with the requirements of
         Item 2 of Schedule 13D.

2.       LDI MANAGEMENT, INC.2

         Andre B. Lacy, Chairman of the Board of Directors,
               President and Chief Executive Officer
         Margot L. Eccles, Director, Vice President and Assistant Secretary David N. Shane, Executive Vice President
         William J. Fennessy, Senior Vice President and Treasurer
         Michael P. Hutson, Vice President - Finance and Chief Financial Officer
         J. Fred Risk, Director
         Richard A. Heise, Director
         Ramon L. Humke, Director
         Robert A. Nickell, Director


--------

         1 Lacy Distribution, Inc., an Indiana corporation, is a wholly owned subsidiary of LDI, Ltd., an Indiana limited partnership. LDI, Ltd. has two general partners: (i) LDI Management, Inc., an Indiana corporation, which serves as the managing general partner, and (ii) Andre B. Lacy.

         2 LDI Management, Inc., an Indiana corporation, is the managing general partner of LDI, Ltd. and is wholly owned by Andre B. Lacy.

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                                                                       Present Principal
                                                                           Occupation or
             Name                          Address                          Employment                 Citizenship
------------------------------  ------------------------------  ---------------------------------- --------------------
Andre B. Lacy                   54 Monument Circle              Chairman of the Board of              U.S.A.
                                Indianapolis, IN  46204         Directors, President and
                                                                Chief Executive Officer of
                                                                LDI Management, Inc.

Margot L. Eccles                54 Monument Circle              Director, Vice President              U.S.A.
                                Indianapolis, IN  46204         and Assistant Secretary of
                                                                LDI Management, Inc.

William J. Fennessy             54 Monument Circle              Vice President and                    U.S.A.
                                Indianapolis, IN  46204         Treasurer of LDI
                                                                Management, Inc.

J. Fred Risk                    7801 N. Pennsylvania            Chairman of the Board of              U.S.A.
                                Street, Indianapolis, IN        Directors of Sovereign
                                46240                           Group, Inc., a diversified
                                                                holding company located
                                                                at:  8900 Keystone
                                                                Crossing, Indianapolis,
                                                                Indiana 46240

Richard A. Heise, Sr.           440 South LaSalle               Manages personal asset                U.S.A.
                                Street, Suite 2909              portfolio consisting of
                                Chicago, IL  60605              commercial real estate,
                                                                financial portfolio, and
                                                                passive investments in
                                                                private companies and
                                                                ventures
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                                                                         Present Principal
                                                                            Occupation or
             Name                          Address                          Employment                 Citizenship
------------------------------  ------------------------------  ---------------------------------- --------------------
Ramon L. Humke                  One Monument Circle             President of Indianapolis          U.S.A.
                                Indianapolis, IN  46204         Power & Light Co., an
                                                                electric utility company,
                                                                and Vice Chairman of
                                                                IPALCO Enterprises, Inc.,
                                                                a multi-state energy
                                                                company providing a
                                                                variety of energy services
                                                                through regulated and
                                                                non-regulated subsidiaries,
                                                                each located at:  One
                                                                Monument Circle,
                                                                Indianapolis, Indiana
                                                                46204

Robert A. Nickell               5215 N. O'Connor Street,        Manages personal portfolio          U.S.A.
                                Suite 1070
                                Irving, Texas  75039
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                                Present Principal
                                  Occupation or
             Name                          Address                          Employment                 Citizenship
------------------------------  ------------------------------  ---------------------------------- --------------------
David N. Shane                  54 Monument Circle              Executive Vice President           U.S.A.
                                Indianapolis, IN  46204         of LDI Management, Inc.

Michael P. Hutson               54 Monument Circle              Vice President-Finance             U.S.A.
                                Indianapolis, IN  46204         and Chief Financial
                                                                Officer of LDI
                                                                Management, Inc.

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